SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2006

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589	72-1287046
(State or other jurisdiction of incorporation	333-99587 (Commission File Numbers)	(IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

In connection with the initial public offering of the common stock of H&E Equipment Services, Inc. (“H&E Inc.”), a wholly-owned subsidiary of H&E Holdings L.L.C. (“H&E Holdings”), H&E Equipment Services L.L.C. (the “Company”), H&E Holdings and H&E Inc. entered into an Agreement and Plan of Merger on February 2, 2006 (the “Merger Agreement”).

In order to have an operating Delaware corporation as the issuer for H&E Inc.’s initial public offering, the Company and H&E Holdings will merge with and into H&E Inc. effective on February 3, 2006 (immediately prior to the closing of the initial public offering), with H&E Inc. surviving the reincorporation merger as the operating company.  In connection with the merger of the Company with and into H&E Inc., H&E Inc. will become the obligor under the indentures governing the Company’s 11 1/8% senior secured notes and 12 1/2% senior subordinated notes and the Company’s senior secured credit facility agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

	2.1	Agreement and Plan of Merger dated February 2, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.

Date: February 2, 2006
/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer